Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

                    This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 10, 2005 by and among PLAYTEX PRODUCTS, INC., a Delaware corporation (“Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself as a Lender and as Agent, and the Lenders signatory hereto.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined), as amended hereby.

R E C I T A L S:

                    WHEREAS, Borrower, the other Credit Parties, the Agent and the Lenders entered into that certain Credit Agreement, dated as of February 19, 2004 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”); and

                    WHEREAS, the parties to the Credit Agreement have agreed to amend the Credit Agreement as set forth herein.

                    NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1          Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

                     (a)          Section 1.2(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances which are designated as Index Rate Loans, the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances which are designated as LIBOR Loans, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; (ii) with respect to such portion of the Term Loandesignated as an Index Rate Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, with respect to such portion of the Term Loan designated as a LIBOR Loan, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

At all times prior to May 10, 2005, the Applicable Margins were as follows:

Applicable Revolver Index Margin	1.25%
Applicable Revolver LIBOR Margin	2.50%
Applicable Term Loan Index Margin	2.75%
Applicable Term Loan LIBOR Margin	4.00%

                    As of May 10, 2005, the Applicable Margins are as follows:

Applicable Revolver Index Margin	1.25%
Applicable Revolver LIBOR Margin	2.50%

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower’s and its Subsidiaries’ consolidated financial performance, commencing with the first day of the first calendar month that occurs more than one (1) day after delivery of Borrower’s quarterly Financial Statements to Lenders for the Fiscal Quarter ending April 2, 2005.  Adjustments in Applicable Margins will be determined by reference to the following grids:

If Interest Coverage Ratio is:	Level of Applicable Margins:

< 1.00	Level I
< 2.00, but > 1.00	Level II
< 2.50, but > 2.00	Level III
< 3.00, but > 2.50	Level IV
> 3.00	Level V

	Applicable Margins

	Level I	Level II	Level III	Level IV	Level V

Applicable Revolver Index Margin	1.50%	1.25%	1.00%	0.75%	0.50%
Applicable Revolver LIBOR Margin	2.75%	2.50%	2.25%	2.00%	1.75%

          All adjustments in the Applicable Margins after April 2, 2005 shall be implemented quarterly on a prospective basis, for each calendar month commencing (A) at least one (1) day after the date of delivery to Lenders of the Financial Statements of Borrower and its Subsidiaries pursuant to Sections 4.2(a) and 4.2(b), as applicable, evidencing the need for an adjustment or (B) at least one (1) day after the date of delivery to Lenders of an Interim Annual Pricing Certificate if, at the option of the Borrower, such Interim Annual Pricing Certificate is delivered in accordance with Section 4.2(k)(ii), provided, however, that if, after a delivery of an Interim Annual Pricing Certificate, the audited Financial Statements of Borrower and its Subsidiaries delivered pursuant to Section 4.2(b) with respect to the Fiscal Year covered by such Interim Annual Pricing Certificate demonstrate a need for an increase in the Applicable Margin as compared to the Applicable Margin implemented based on the Interim Annual Pricing Certificate, Borrower shall pay on demand to the Agent, and, in any event, the Agent shall be permitted to charge to the Revolving Loan, for the ratable benefit of the Lenders, the amount of interest that would have accrued on the Loans at those increased Applicable Margins from the date of the implementation of the Applicable Margins based on the Interim Annual Pricing Certificate less the amount of interest paid by the Borrower for such period; and provided, further, however, that failure to timely deliver the audited Financial Statements of Borrower and its Subsidiaries pursuant to Section 4.2(b) with respect to the Fiscal Year covered by such Interim Annual Pricing Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, commencing retroactively from the date of the implementation of the Applicable Margins based on the applicable Interim Annual Pricing Certificate until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required.

          Concurrently with the delivery of each Financial Statements pursuant to Sections 4.2(a) and 4.2(b), as applicable, Borrower shall deliver to Agent and Lenders the Pricing Certificate, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.

          If any Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Defaults or Events of Default are waived or cured.”

(b) Section 1.3(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(b)    Unused Line Fee.  As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each Fiscal Quarter prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower’s non-use of available funds in respect of Revolving Loan Commitments in an amount equal to the product of three eighths of one percent (0.375%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by (ii) the difference of the Maximum Amount minus the average for the period of the daily closing balances of the Revolving Loan (including, without duplication, Swing Line Loans) outstanding during the period for which such Fee is due.”

                   (c)     Section 4.2(k) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(k)     Compliance and Pricing Certificates.  Together with each delivery of (i) year-end Financial Statements of Borrower and its Subsidiaries pursuant to Section 4.2(b), Credit Parties will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.2(k) (the “Compliance Certificate”) signed by each Credit Party’s chief executive officer, chief financial officer, president, treasurer or controller and (ii) Financial Statements of Borrower and its Subsidiaries pursuant to Sections 4.2(a) and 4.2(b), Credit Parties will deliver a fully and properly completed Pricing Certificate (in substantially the same form as Exhibit 4.2(k)(ii) (the “Pricing Certificate”) signed by each Credit Party’s chief executive officer, chief financial officer, president, treasurer or controller; it being understood and agreed that Borrower, at its option, may deliver at any time prior to the delivery of the audited year-end Financial Statements of Borrower and its Subsidiaries pursuant to 4.2(b) an additional Pricing Certificate based on the unaudited  year-end consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower and its Subsidiaries together with such unaudited  year-end consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower and its Subsidiaries (the “Interim Annual Pricing Certificate”).”

           2          Amendments to Annex A to the Credit Agreement.

                      (a)          Annex A to the Credit Agreement is hereby amended by adding the following definitions to Annex A to the Credit Agreement in their appropriate alphabetical order:

“EBITDA” has the meaning ascribed to it in Section 1 of Schedule 1 to Exhibit 4.2(k)(ii).

“Interest Coverage Ratio” has the meaning ascribed to it in Section 3 of Schedule 1 to Exhibit 4.2(k)(ii).

“Interest Expense” has the meaning ascribed to it in Section 2 of Schedule 1 to Exhibit 4.2(k)(ii).

“Interim Annual Pricing Certificate” has the meaning ascribed to it in Section 4.2(k).

“Pricing Certificate” has the meaning ascribed to it in Section 4.2(k).

                     (b)          Annex A to the Credit Agreement is hereby further amended by amending and restating the definition of the term “Financial Statements” to read in its entirety as follows:

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower and its Subsidiaries delivered in accordance with Sections 4.2(a) and (b) or delivered together with the Interim Annual Pricing Certificate in accordance with Sections 4.2(k)(ii).

          3          Amendments to Annex B to the Credit Agreement.  Annex B to the Credit Agreement is hereby amended and restated to read in its entirety Annex B attached hereto.

          4          Conditions to Effectiveness.  This Amendment shall be effective on the date on which this Amendment shall have been duly executed and delivered by the Borrower, each other Credit Party party hereto, Agent and the Lenders.

          5          Representations and Warranties.  In order to induce the Agent and the Lenders to enter into this Amendment, Borrower and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

          (a)          the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms;

          (b)          upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby;

          (c)          Neither the execution, delivery and performance of this Amendment by each Credit Party nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Credit Party’s certificate or articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof or which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d) no Default or Event of Default exists or will result after giving effect to this Amendment and the transactions contemplated hereby.

           6          Miscellaneous.

                        6.1         Effect; Ratification.

(a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

            (b)          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit

Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

            (c)          Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

                       6.2          Counterparts and Signatures by Fax.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

                       6.3          Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                       6.4          Loan Document.  This Amendment shall constitute a Loan Document.

                       6.5          Costs And Expenses.  As provided in Section 1.3(e) of the Credit Agreement, Borrowers agree to reimburse Agent for all reasonable and documented out-of-pocket fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment (it being understood and agreed that the documentation of counsel’s fees and expenses may omit information that such counsel reasonably deems privileged).

                       6.6          Reaffirmation.  Each of the Credit Parties signatory hereto as Guarantor hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Amendment, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

                       6.7          GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

[Signature Pages Follow]

                    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PLAYTEX PRODUCTS, INC., a Delaware corporation, as Borrower

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP Corporate Controller & Asst Sec

PLAYTEX SALES & SERVICES, INC., a Delaware corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP Finance & Treasurer

PLAYTEX MANUFACTURING, INC., a Delaware corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	Treasurer

PLAYTEX INVESTMENT CORP., a Delaware corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP - Treasurer

PLAYTEX INTERNATIONAL CORP., a Delaware corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP - Treasurer

[Signature Page to Amendment No. 2 to Credit Agreement]

TH MARKETING CORP., a Delaware corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP & Treasurer

SMILE-TOTE, INC., a California corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP & Treasurer

SUN PHARMACEUTICALS CORP., a Delaware corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	Treasurer & CFO

PERSONAL CARE GROUP, INC., a Delaware corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP – Finance & Treasurer

PERSONAL CARE HOLDINGS, INC., a Delaware corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP – Finance & Treasurer

CAREWELL INDUSTRIES, INC., a New York corporation, as a Guarantor

By:	/s/ JOHN J. MCCOLGAN

Name:	John J. McColgan
Title:	VP – Finance & Treasurer

[Signature Page to Amendment No. 2 to Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ MAURA FITZGERALD

Name:	Maura Fitzgerald
Its Duly Authorized Signatory

[Signature Page to Amendment No. 2 to Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ WILFRED V. SAINT

Name:	Wilfred V. Saint
Title:	Dir. Banking Products Services, US

By:	/s/ JOSELIN FRENANDES

Name:	Joselin Frenandes
Title:	Assoc. Dir. Banking Products Services, US

[Signature Page to Amendment No. 2 to Credit Agreement]

EXHIBIT 4.2(k)(ii)

PRICING CERTIFICATE

PLAYTEX PRODUCTS, INC.

Date: __________, _____

                    This Certificate is given by Playtex Products, Inc., a Delaware corporation, (“Borrower”) pursuant to Section 4.2(k)(ii) of that certain Credit Agreement dated as of February 19, 2004 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                    The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By executing this Certificate such officer hereby certifies to Agent and Lenders that:

                    (a)          the financial statements delivered with this Certificate in accordance with [Section 4.2(a)] [Section 4.2(b)] [Section 4.2(k)(ii)] of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as of the dates of such financial statements;

                    (b)          I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements; and

                    (c)          based upon the calculation of Interest Coverage Ratio as set forth on Schedule 1 hereto, the Interest Coverage Ratio as of the last day of the [Fiscal Quarter] [Fiscal Year] ended on [___________] and for the 12-month period then ended (the “Measuring Period”) is [______] and the Applicable Margins shall be calculated using Level ___.

                    IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its __________________ this ____ day of ___________, ____.

PLAYTEX PRODUCTS, INC., a Delaware corporation

By:

Name:

Title:

SCHEDULE 1
Exhibit 4.2(k)(ii)

ALL AMOUNTS IN EXHIBIT 4.2(k)(ii) ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR BORROWER AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS

EBITDA
(Section 1)

Consolidated Net Income is defined as follows:

Consolidated net income (determined in accordance with GAAP) during the Measuring Period	$	__________

Less:

the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Borrower or any of Borrower’s Subsidiaries		__________

the income (or deficit) of any Person (other than a Subsidiary) in which Borrower has an ownership interest, except to the extent any such income has actually been received by Borrower or any of its Subsidiaries in the form of cash dividends or distributions

__________

the undistributed earnings of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary

__________

any restoration to income of any contingency reserve (other than routine contingency reserves established in the ordinary course of business), except to the extent that provision for such reserve was made out of income accrued during such period

__________

any net gain attributable to the write-up of any asset		__________

any net gain from the collection of the proceeds of life insurance policies		__________

Exhibit 4.2(k)(ii)-Section 1

	any net gain arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Borrower or any of its Subsidiaries		__________

in the case of a successor to Borrower or any of its Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets

__________

	any deferred credit representing the excess of equity in any Subsidiary of Borrower at the date of acquisition of such Subsidiary over the cost to Borrower of the investment in such Subsidiary		__________

	any non-cash gain resulting from the Accounting Changes to the extent included in the calculation of Consolidated Net Income for the Measuring Period but without duplication		__________

Plus:

	any net loss arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Borrower or any of its Subsidiaries		__________

	any non-cash charge resulting from the Accounting Changes to the extent excluded from the calculation of Consolidated Net Income for the Measuring Period but without duplication		__________

Consolidated Net Income for the Measuring Period:		$	__________

EBITDA is defined as follows:

Consolidated Net Income (from above)		$	__________

Less:	(in each case to the extent included in the calculation of Consolidated Net Income for the Measuring Period, but without duplication):

	gains from extraordinary items determined in accordance with GAAP		__________

Exhibit 4.2(k)(ii)-Section 1

any aggregate net gain arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities)

__________

	any other non-cash gains	__________

	any non-cash gains from Dollar denominated transactions due solely to fluctuations in currency values	__________

Plus:	(in each case to the extent deducted in the calculation of Consolidated Net Income for the Measuring Period, but without duplication):

	any provision for income and franchise taxes	__________

	Interest Expense (calculated in Section 2 of this Exhibit)	__________

	depreciation and amortization (including amortization and write-offs of intangible assets)	__________

	other non-cash charges (other than non-cash losses relating to write-off, write-downs or reserves with respect to Accounts or Inventory)	__________

	losses from extraordinary items determined in accordance with GAAP	__________

	any non-cash losses from Dollar denominated transactions due solely to fluctuations in currency values	__________

	any non-cash charges resulting from the write-up of inventory or other assets as a result of purchase accounting which does not have a cash impact on the Borrower	__________

	any non-cash charges related to the grant of Stock and Stock options and other compensation to personnel of the Borrower pursuant to a written plan or agreement	__________

any fees and expenses or charges related to any Stock offering, Permitted Investment or Indebtedness, provided that such fees, expenses and charges with respect to non-consummated transactions do not exceed $1,000,000 in the aggregate for any Measuring Period

__________

Exhibit 4.2(k)(ii)-Section 1

any charges resulting from the strategic realignment announced by the Borrower in February 2005 as long as and only to the extent that such charges do not exceed $19,000,000 in the aggregate		__________

EBITDA	$	__________

Exhibit 4.2(k)(ii)-Section 1

INTEREST EXPENSE
(Section 2)

Interest expense (whether cash or non-cash) deducted in the determination of Consolidated Net Income for the Measuring Period, including interest expense with respect to any funded debt (calculated as if any and all repurchases, redemptions, prepayments, defeasances or other acquisitions for value of all or any portion of the outstanding Senior Secured Notes or Senior Subordinated Notes and all Revolving Credit Advances used to fund such repurchases, redemptions, prepayments, defeasances or other acquisitions for value had been made on the first day of the Measuring Period) and interest expense that has been capitalized

		$	__________

Less:

payment received by Borrower or any of its Subsidiaries with respect to interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of Borrower arising from fluctuations in interest rates during the Measuring Period

__________

	interest income determined in accordance with GAAP		__________

	amortization of deferred financing costs, debt issuance costs and other fees or discounts associated with any funded debt during the Measuring Period		__________

	interest paid in kind and included in interest expense above		__________

	imputed or accrued interest on deferred compensation arrangements not paid in cash		__________

Plus:

payments made by Borrower or any of its Subsidiaries) with respect to interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of Borrower arising from fluctuations in interest rates during the Measuring Period

__________

	imputed or accrued interest on deferred compensation arrangements paid in cash		__________

Interest Expense		$	__________

Exhibit 4.2(k)(ii)-Section 2

INTEREST COVERAGE RATIO
(Section 3)

Interest Coverage Ratio is defined as follows:

Interest Expense (calculated in Section 2 of this Exhibit)	$	__________

EBITDA (calculated in Section 1 of this Exhibit)		__________

Interest Coverage Ratio (EBITDA, divided by Interest Expense)		__________

Exhibit 4.2(k)(ii)-Section 3

ANNEX B (from Annex A - Commitments definition)
to
CREDIT AGREEMENT

PRO RATA SHARES AND COMMITMENT AMOUNTS

Commitments	Lender(s)	Pro Rata Share

Revolving Loan Commitment (including a Swing Line Commitment of $10,000,000): $83,333,333	General Electric Capital Corporation	83.333333333%
Revolving Loan Commitment: $16,666,667	UBS AG, Stamford Branch	16.666666667%